UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2007

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 3, 2007, Ventas, Inc. (the “Company”) filed a lawsuit in the United States District Court for the Western District of Kentucky against Health Care Property Investors, Inc. (“HCP”). The Company asserts claims of tortious interference with contract and tortious interference with prospective business advantage. The complaint alleges that HCP interfered with the Company’s Purchase Agreement to acquire the assets and liabilities of Sunrise Senior Living Real Estate Investment Trust (“Sunrise REIT”). The complaint alleges, among other things, that HCP made certain improper and misleading offers to acquire Sunrise REIT in violation of its contractual obligation and that HCP’s actions caused the Company to suffer substantial damages, including the payment of materially greater consideration to acquire Sunrise REIT than was agreed to in the original Purchase Agreement. The Company seeks monetary relief and punitive damages against HCP.

Although the Company intends to pursue the claims in the action vigorously, there can be no assurances that the Company will prevail on any of the claims in the action, or, if the Company does prevail on one or more of the claims, of the amount of recovery that may be awarded to the Company for such claim(s).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: May 3, 2007	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary